                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Raytel Medical Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           RAYTEL MEDICAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 5, 1998




TO THE STOCKHOLDERS:

        The Annual Meeting of Stockholders of RAYTEL MEDICAL CORPORATION, a Delaware corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Thursday, March 5, 1998 at 11:00 a.m. for the following purposes:

        1. To elect three (3) directors to Class III of the Board of Directors.

        2. To ratify the appointment of Arthur Andersen LLP as the independent accountants of the Company for the fiscal year ending September 30, 1998.

        3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

        Stockholders of record at the close of business on January 14, 1998 shall be entitled to vote at the meeting.


                                       By order of the Board of Directors

                                       /s/ RICHARD F. BADER

                                       RICHARD F. BADER
                                       Chairman of the Board and
                                       Chief Executive Officer



San Mateo, California
January 27, 1998



IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                           RAYTEL MEDICAL CORPORATION

                          2755 CAMPUS DRIVE, SUITE 200
                           SAN MATEO, CALIFORNIA 94403


                               ------------------


                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING



GENERAL

        The enclosed Proxy is solicited on behalf of Raytel Medical Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, March 5, 1998 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California. The Company's principal executive offices are located at 2755 Campus Drive, Suite 200, San Mateo, California. Its telephone number at that address is (650) 349-0800.

        These proxy solicitation materials were mailed on or about January 27, 1998 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

        Stockholders of record at the close of business on January 14, 1998 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 8,944,419 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING

        The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by the Board of Directors. Each stockholder is entitled to one vote for each share of stock held by him or her on all matters.

SOLICITATION

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials sent to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. Except as described above, the Company does not currently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

        Stockholder proposals intended to be considered at the 1999 Annual Meeting of Stockholders must be received by the Company no later than November 1, 1998. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission (the "SEC").


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

CLASSIFIED BOARD

        The Company has a classified Board of Directors consisting of three classes of directors serving staggered three-year terms. The Class III directors are Albert J. Henry, Gene I. Miller, and David E. Wertheimer, M.D., whose current terms will end in 1998; the Class I directors are F. David Rollo, M.D., and Thomas J. Fogarty, M.D., whose current terms will end in 1999; and the Class II directors are Richard F. Bader and Allan Zinberg, whose current terms will end in 2000. At each annual meeting of stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

NOMINEES

        The terms of the three Class III directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to the Board as Class III directors at the meeting. Management's nominees for election to these three positions are the current Class III directors, Albert J. Henry, Gene I. Miller, and David E. Wertheimer, M.D. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in 2001, or until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the Proxies may be voted for such substitute nominees as management may designate.

        If a quorum is present and voting, the three nominees for Class III directors receiving the highest number of votes will be elected. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will not be counted as present for purposes of determining if a quorum is present.


        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE THREE NOMINEES NAMED IN THIS PROPOSAL.

EXECUTIVE OFFICERS AND DIRECTORS

        The executive officers and directors of the Company are as follows:

                NAME                   AGE                  POSITION
                ----                   ---                  --------
Richard F. Bader..................      60   Chairman of the Board of Directors and
                                             Chief Executive Officer

Allan Zinberg ....................      56   President, Chief Operating Officer and
                                             Director

E. Payson Smith, Jr. .............      49   Senior Vice President and Chief Financial
                                             Officer

F. David Rollo, M.D.  ............      58   Senior Vice President, Executive Medical
                                             Director and Director

David E. Wertheimer, M.D..........      42   Senior Vice President - Heart Center
                                             Development and Director

Swapan Sen........................      45   Senior Vice President - General Manager,
                                             Medical Facility Operations

Michael O. Kokesh ................      47   Vice President, General Counsel and Secretary

John F. Lawler, Jr................      51   Vice President - Corporate Controller

Thomas J. Fogarty, M.D. ..........      63   Director

Albert J. Henry ..................      60   Director

Gene I. Miller....................      56   Director

        RICHARD F. BADER was a founder of the Company in 1981 and has served as its Chief Executive Officer and as a director since its inception and as Chairman of the Company's Board of Directors since April 1986. Mr. Bader also served as President of the Company from its inception to May 1988 and again from May 1989 to December 1991, and as Chief Financial Officer from February 1990 to December 1991. Prior to founding the Company, Mr. Bader was employed as President and Chief Executive Officer of Compression Labs, Inc., a developer of video digital signal compression technology, from 1977 to 1981, and of Integrated Microsystems, a manufacturer of semiconductor microsystems, from 1969 to 1975.

        ALLAN ZINBERG has been President and Chief Operating Officer of the Company since December 1991. Mr. Zinberg joined the Company as President of the Company's Cardiac Datacorp, Inc. subsidiary ("CDI") in February 1990, when CDI was acquired by the Company, and has also served as a director of the Company since that time. From June 1974 to February 1990, Mr. Zinberg was employed by CDI, where he served as a senior executive from June 1979 to February 1990.

        E. PAYSON SMITH, JR. has been Senior Vice President and Chief Financial Officer of the Company since December 1991 and was a director from February 1990 to February 1993. From June 1986 through December 1991, Mr. Smith served as Senior Vice President of Corporate Finance of Van Kasper & Company, an investment banking firm.

        F. DAVID ROLLO, M.D. has been Senior Vice President and Executive Medical Director of the Company since June 1996 and a director of the Company since March 1993. Dr. Rollo served as Senior Vice President-Medical Affairs of HCIA, a healthcare information company, from April 1995 to June 1996. Dr. Rollo served as President and Chief Executive Officer of Metricor, a healthcare consulting company, from October 1992 to April 1995, when it was acquired by HCIA. From September 1980 to October 1992, Dr. Rollo served as Senior Vice President-Medical Affairs of Humana, Inc., a hospital management company. Dr. Rollo is also a director of ADAC Laboratories, Inc.

        SWAPAN SEN has been a Senior Vice President of the Company since December 1997 and a Vice President of the Company since February 1990, when he joined the Company following the CDI acquisition. Since the Company's acquisition of Cardiovascular Ventures, Inc. ("CVI") in August 1997, Mr. Sen has had primary responsibilities for the day- to-day operations of the Company's cardiovascular diagnostic facilities, and continues to have primary responsibility for the day to day operations of the Company's imaging centers. From February 1990 to December 1991, he managed the three imaging centers associated with the CDI acquisition. From December 1985 to February 1990, Mr. Sen served in the same capacity with CDI.

        DAVID E. WERTHEIMER, M.D. has been a Senior Vice President of the Company since August 1997, when he joined the Company following the CVI acquisition and has also served as a director of the Company since August 1997. Dr. Wertheimer was the founder of CVI in 1991, where he served as the Chairman of the Board and a director until its acquisition by the Company in August 1997. Dr. Wertheimer has been a practicing cardiologist with the Heart Institute of Port St. Lucie, Inc., a multi-specialty physician practice, and its predecessor practice, which he founded in 1984. Dr. Wertheimer is a Fellow of the American College of Cardiology, the American College of Physicians, and the Society for Cardiac Angiography and Intervention. Dr. Wertheimer currently serves as the chairman of the Medical Advisory Committee of the Department of Health for the State of Florida, a post that he has held since 1996.

        MICHAEL O. KOKESH has been General Counsel and Secretary of the Company since March 1996 and a Vice President since December 1996. Mr. Kokesh was a co-founder of National Reproductive Medical Centers, Inc., where he served as a director from November 1991 to June 1993 and served as Vice President, General Counsel, and Secretary from November 1991 until March 1996. From May 1989 to November 1991, Mr. Kokesh was a partner with Bronson, Bronson & McKinnon, a general practice law firm where he specialized in healthcare law, emphasizing transactional, corporate and securities matters.

        JOHN F. LAWLER, JR. has served as Vice President-Corporate Controller of the Company since March 1993. Mr. Lawler served as Corporate Controller of Zygo Corp., a manufacturer of measuring equipment and optical components, from September 1983 to March 1993. Prior to September 1983, he served with Raymond Industries, Inc., a diversified manufacturing company, and KPMG Peat Marwick.

        THOMAS J. FOGARTY, M.D. has been a director of the Company since November 1982. Dr. Fogarty is a cardiovascular surgeon and has served as Professor of Surgery at Stanford University Medical School since July 1993. Dr. Fogarty practiced with Pacific Coast Cardiac and Vascular Systems from 1971 to July 1993. Dr. Fogarty is also the founder and President of Fogarty Engineering, Inc., Thomas Fogarty Winery and Portola Valley Vineyards. Dr. Fogarty has authored 85 patents in the field of catheter and cardiovascular instrumentation. Dr. Fogarty is also a director of Cardiac Pathways, Inc., CardioThoracic Systems, Inc., Emergency Medical Systems, Inc., General Surgical Innovations, Inc., and several privately-held companies. In addition, he is general partner of a venture capital fund focused on the development of advanced cardiac care products.

        ALBERT J. HENRY has been a director of the Company since March 1990. Mr. Henry has been Chairman of the Board of Directors and Chief Executive Officer of Henry & Co., a venture capital firm, and manager of its related venture funds, since 1983. Mr. Henry also serves as chairman of the board of directors of several privately-held biotechnology, healthcare and other companies.

        GENE I. MILLER has been a director of the Company since February 1989. Mr. Miller has been a general partner of Peregrine Ventures funds, a venture capital firm, since its inception in 1981. Mr. Miller is also a director of Somatogen, Inc., a developer and manufacturer of human blood substitutes, and Digital Transmission Systems, Inc., a manufacturer of telecommunications equipment, and serves on the boards of several privately-held companies.

        There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held three regular meetings and one special meeting during the fiscal year ended September 30, 1997. The Board of Directors has a Compensation Committee, an Audit Committee, an Employee Stock Option Committee, and a Nominating Committee. During the fiscal year ended September 30, 1997, no incumbent director attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors (held during the period in which such director served) and (ii) all meetings of committees of the Board on which such director served.

        The Compensation Committee, which consists of Dr. Fogarty, Mr. Miller and Mr. Henry, is responsible for reviewing the performance of the officers of the Company and making recommendations to the Board concerning salaries and incentive compensation for such officers. The Compensation Committee held one meeting during the fiscal year ended September 30, 1997.

        The Audit Committee, which consists of Mr. Miller and Mr. Henry, is responsible for reviewing the Company's financial statements and significant audit and accounting practices with the Company's independent auditors and making recommendations to the Board of Directors with respect thereto. The Audit Committee held one meeting during the fiscal year ended September 30, 1997.

        The Employee Stock Option committee, which consists of Messrs. Bader and Zinberg, is authorized to grant stock options under the Company's 1990 Stock Option Plan to employees of the Company who are not executive officers. The Employee Stock Option Committee held one meeting during the fiscal year ended September 30, 1997.

        The Nominating Committee, which consists of Messrs. Bader, Henry and Miller, was appointed in August 1997. The Nominating Committee was formed for purposes of identifying and evaluating the qualifications of all candidates for election to the Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Stockholders wishing to submit nominations must notify the Company of their intent to do so (and provide the Company with certain information set forth in the Company's bylaws, a copy of which may be obtained from the Company) on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by the Company.

DIRECTOR COMPENSATION

        Non-employee directors are entitled to a fee of $1,000 for each Board meeting they attend. In June 1994, the Company's non-employee directors, including Dr. Rollo, who was not an employee at the time, were granted stock options pursuant to the Company's 1990 Stock Option Plan in connection with their service on the Board of Directors. The options are fully exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price at the time the optionee ceases to serve on the Board of Directors. Such shares vest, and the Company's repurchase right terminates, in annual installments of 25%, subject to the optionee's continuous service and subject to adjustment at each scheduled vesting date by multiplying the number of shares scheduled for vesting by a fraction, the numerator of which is the number of meetings of the Board of Directors attended by the optionee during the preceding 12-month period and the denominator of which is all such meetings held during such period.

        In addition, the Company's 1995 Outside Directors Stock Option Plan (the "Directors Plan") provides for formula-based grants of options to non-employee directors. The Directors Plan provides that each non-employee director of the Company shall be granted a nonstatutory stock option to purchase 6,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date immediately following each annual stockholders' meeting, each non-employee director who is reelected at the meeting to an additional term shall be granted an additional option to purchase 6,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The Directors Plan provides that each option shall become exercisable in installments as to one-third of the total number of shares subject to the option on each of the first, second and third anniversaries of the date of grant, subject to the director's continuous service and subject to adjustment at each scheduled vesting date by multiplying the number of shares eligible for vesting by a fraction, the numerator of which is the number of meetings of the Board of Directors attended by the director during the preceding 12-month period and the denominator of which is all such meetings held during such period. Shares which do not vest on a scheduled vesting date as a result of such an adjustment will vest instead, without further adjustment, on the fifth anniversary of the date of grant. The exercise price per share of all options granted under the Directors Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant. Options granted under the Directors Plan have a term of ten years.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company relating to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the tables set forth under "Executive Compensation," (iii) each director and (iv) all executive officers and directors as a group, as of December 31, 1997:

                                                          NUMBER OF
                                                            SHARES
                                                         BENEFICIALLY
                          NAME AND ADDRESS                 OWNED (1)        PERCENT(1)
                          ----------------               ------------       ----------
Rosenberg Capital Management (2) ...................         836,500            9.4%
  1 Embarcadero Center
  San Francisco, CA  94111

T. Rowe Price Associates, Inc. (3) .................         804,484            9.0%
  100 E. Pratt Street
  Baltimore, MD 21202

Wellington Management Company LLP  .................         774,800            8.7%
  75 State Street, 19th Floor
  Boston, MA  02109

Richard F. Bader (4)................................         616,767            6.8%
  c/o Raytel Medical Corporation
  2755 Campus Drive, Suite 200
  San Mateo, CA 94403

State of Wisconsin Investment Board.................         565,000            6.3%
  P.O. Box 7842
  Madison, WI 53707

Thomas J. Fogarty, M.D. (5).........................         228,462            2.6%

Albert J. Henry (6).................................         210,953            2.4%

David E. Wertheimer, M.D. (7) ......................         182,874            2.1%

Allan Zinberg (8)...................................         159,744            1.8%

E. Payson Smith, Jr. (9)............................          70,267             *

Gene I. Miller (10).................................          50,994             *

F. David Rollo, M.D. (11)...........................          41,769             *

Swapan Sen (12).....................................          34,086             *

All executive officers and
directors as a group (11 persons) (13)..............       1,617,860           17.3%

-----------------
 *   Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or will become exercisable within 60 days after December 31, 1997, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. In general, options granted under the Company's 1983 Stock Option Plan and its 1990 Stock Option Plan are fully exercisable from the date of grant, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of termination of the optionee's employment. Options (or shares issued upon exercise thereof) vest over a period of two to four years from the date of grant. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 836,500 shares beneficially owned by Dresdner RCM Global Investors, L.L.C.

(3)  Includes 470,000 shares beneficially owned by T. Rowe Price New Horizons
     Fund.

(4) Includes 196,522 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1997.

(5) Includes 161,935 shares held by the Lincoln Trust Company, Custodian FBO Thomas J. Fogarty IRA Rollover Account, and 65,194 shares held by the Fogarty Family Revocable Trust dated September 14, 1971, as amended and restated February 14, 1991. Also includes 1,333 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1997.

(6) Includes 170,484 shares held by Henry Venture II Limited. Mr. Henry, a director of the Company, is Chairman and Chief Executive Officer of Henry Venture II Limited, and thereby has voting and dispositive power over such shares. Mr. Henry disclaims beneficial ownership of such shares, except for his proportional interest therein. Also includes 40,469 shares issuable to Mr. Henry upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1997.

(7) In addition, Dr. Wertheimer indirectly owns 4,100 shares held by his minor children, as to which he disclaims beneficial ownership.

(8) Includes 29,050 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1997.

(9) Includes 27,999 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1997. In addition, Mr. Smith holds 2,800 shares as custodian for his minor children, as to which he disclaims beneficial ownership.

(10) Includes 40,469 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1997.

(11) Includes 28,781 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1997.

(12) Includes 29,086 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1997.

(13) Includes 413,021 shares issuable upon exercise of stock options that are currently exercisable, of which 413,021 shares will be fully vested within 60 days after December 31, 1997.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth information concerning the compensation received for services rendered to the Company during each of the fiscal years ended September 30, 1997, 1996 and 1995 by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose total salary and bonus for such fiscal year exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION(1)      LONG TERM
                              ----------------------     COMPENSATION
                                                        AWARDS OPTIONS
                             FISCAL                        GRANTED        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY    BONUS      (SHARES)     COMPENSATION(2)
---------------------------  ------  --------  --------    --------     ---------------
Richard F. Bader...........   1997   $281,973  $179,000    300,000         $9,944(2)
  Chairman of the Board of    1996   $282,754  $130,000       --           $9,989(3)
  Directors and Chief         1995   $259,560   $82,000       --           $9,808(4)
  Executive Officer

Allan Zinberg..............   1997   $281,973  $135,000    100,000         $9,944(2)
  President and               1996   $281,480  $100,000       --           $9,254(3)
  Chief Operating Officer     1995   $259,560   $82,000       --          $10,801(4)

E. Payson Smith, Jr. ......   1997   $174,897   $45,000     35,000         $9,854(2)
  Senior Vice President and   1996   $174,591   $35,000       --          $10,063(3)
  Chief Financial Officer     1995   $160,974   $49,000       --          $10,010(4)

F. David Rollo, M.D. ......   1997   $250,120   $37,000     87,000         $2,284(2)
  Senior Vice President       1996   $225,000        --       --           $9,989(3)
  and Executive   Medical     1995       --          --       --              --
  Director

Swapan Sen.................   1997   $163,324   $85,000       --          $10,172(2)
  Senior Vice                 1996   $143,133   $50,000     21,000         $9,975(3)
  President-General           1995   $131,630   $40,000       --           $9,975(4)
  Manager, Medical Facility
  Operations

------------------------

(1) Includes amounts (if any) deferred under the Company's 401(k) Plan and its Executive Deferred Compensation Plan.

(2) Consists of matching contributions by the Company under the 401(k) Plan, contributions by the Company to the Pension Plan and life insurance premiums paid by the Company for the benefit of the Named Executive Officer. The amounts representing 401(k) Plan contributions for the calendar year 1997 are $2,375 for Mr. Bader, $2,375 for Mr. Zinberg, $2,375 for Mr. Smith, $2,603 for Mr. Sen, and $1,924 for Dr. Rollo. The amounts representing Pension Plan contributions for the calendar year 1996 are $7,119 for Mr. Bader, $7,119 for Mr. Zinberg, $7,119 for Mr. Smith and $7,119 for Mr. Sen , and $-0- for Dr. Rollo. The amounts representing life insurance premiums are $450 for Mr. Bader, $450 for Mr. Zinberg, $450 for Mr. Sen, $360 for Mr. Smith, and $360 Dr. Rollo.

(3) Consists of matching contributions by the Company under the 401(k) Plan, contributions by the Company to the Pension Plan and life insurance premiums paid by the Company for the benefit of the Named Executive Officer. The amounts representing 401(k) Plan contributions for the calendar year 1996 are $2,375 for Mr. Bader, $1,640 for Mr. Zinberg, $2,449 for Mr. Smith, $2,489 for Mr. Sen, and $0 for Dr. Rollo. The amounts representing Pension Plan contributions for the calendar year 1995 are $2,375 for Mr. Bader, $1,640 for Mr. Zinberg, $2,449 for Mr. Smith, $2,489 for Mr. Sen, and $0 for Dr. Rollo. The amounts representing life insurance premiums are $450 for calendar year 1996 for Messrs. Bader, Zinberg, Smith, and Sen, and $0 for Dr. Rollo.

(4) Consists of matching contributions by the Company under the 401(k) Plan, contributions by the Company to the Pension Plan and life insurance premiums paid by the Company for the benefit of the Named Executive Officer. The amounts representing 401(k) Plan contributions for the calendar year 1995 are $2,194 for Mr. Bader, $3,187 for Mr. Zinberg, $2,309 for Mr. Smith, $2,250 for Mr. Sen, and $0 for Dr. Rollo. The amounts representing Pension Plan contributions for the calendar year 1994 are $7,164 for Mr. Bader, $7,164 for Mr. Zinberg, $7,164 for Mr. Smith, $7,164 for Mr. Sen, and $0 for Dr. Rollo. The amounts representing life insurance premiums are $450 for calendar year 1995 for Messrs. Bader, Zinberg, Smith, and Sen, and $0 for Dr. Rollo.

STOCK OPTION GRANTS

        The following table sets forth information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended September 30, 1997 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         -----------------------------------------------
                                                                         POTENTIAL REALIZABLE
                                                                                 VALUE
                                                                          AT ASSUMED RATES OF
                          NUMBER OF   % OF TOTAL                               STOCK PRICE
                           SHARES       OPTIONS                             APPRECIATION FOR
                         UNDERLYING     GRANTED   EXERCISE                   OPTION TERM(1)
                           OPTIONS   TO EMPLOYEES PRICE PER   EXPIRATION ----------------------
         NAME             GRANTED      IN 1997    SHARE(2)      DATE         5%          10%
-----------------------------------------------------------------------------------------------
Richard F. Bader.......  300,000(3)(4)  47.45%      $8.50     05/05/07   $1,603,681  $4,064,043

Allan Zinberg..........  100,000(3)(4)  15.82%      $8.50     05/05/07     $534,560  $1,354,681

E. Payson Smith, Jr. ..   35,000(3)(4)   5.54%      $8.50     05/05/07     $187,096    $474,138

F. David Rollo, M.D....   87,000(3)(4)  13.76%      $8.50     05/05/07     $465,068  $1,178,573

Swapan Sen ............      --           --          --         --              --          --


-----------------------

(1) Potential realizable values are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercise are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period.

(2) All options were granted at the fair market value of the Common Stock on the date of grant, based on the closing price of the Company's Common Stock on the Nasdaq National Market.

(3) The options were granted on May 5, 1997 in replacement of previously outstanding options. On such date, as a result of a decline in the market price of the Company's Common Stock, the Employee Stock Option Committee and the Compensation Committee determined that it was in the best interest of the Company to offer current option holders the opportunity to exchange outstanding options with an exercise price above the then-current market price ($8.50) for options with an exercise price equal to such market price. Each new option vests at the same rate as the option it replaced, and with the vesting of each new option to commence on June 30, 1997. Of the Named Officers, Messrs. Bader, Zinberg, Smith and Rollo participated in the exchange.

(4) The options vest and become exercisable at the rate of 8-1/3% on June 30, 1997 and at the end of each calendar quarter thereafter through June 30, 1999.

OPTION EXERCISES AND YEAR-END HOLDINGS

        The following table sets forth information concerning the exercise of stock options during the fiscal year ended September 30, 1997 and the stock options held as of September 30, 1997 by the Named Executive Officers.

                    AGGREGATE OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES


                           NUMBER OF                 NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED
                            SHARES                      UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                           ACQUIRED                       SEPTEMBER 30, 1997         SEPTEMBER 30, 1997(2)
                             UPON         VALUE      ---------------------------- ----------------------------
        NAME               EXERCISE    REALIZED(1)   EXERCISABLE(3) UNEXERCISABLE EXERCISABLE(3) UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------
Richard F. Bader.......      100,722    $1,045,229        171,521       250,001      $1,627,562     $1,500,006
Allan Zinberg..........           --            --         20,716        83,334        $136,851     $  500,004
E. Payson Smith, Jr. ..       37,244      $361,453         25,083        29,167        $248,923     $  175,002
F. David Rollo, M.D. ..        4,375       $38,609         21,530        76,501        $153,872     $  446,006
Swapan Sen.............           --            --         27,567        12,432        $267,006     $   64,698

----------------

(1) "Value Realized" represents the fair market value of the Common Stock on the exercise date minus the aggregate exercise price of such options. For purposes of this calculation, the fair market value of the Common Stock is based on the closing price for the Common Stock, as quoted on the Nasdaq National Market.

(2) Based on the closing price of $14.50 for the Common Stock as quoted on the Nasdaq National Market on September 30, 1997, less the exercise price.

(3) Options granted prior to October 1, 1995, are fully exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Options (or shares issued upon exercise thereof) vest over periods of two to four years from the date of grant.

TEN YEAR OPTION REPRICINGS

The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since December 1, 1995, the date of the Company's initial public offering.


                           TEN YEAR OPTION REPRICINGS

                                                                                                                  LENGTH OF
                                                   NUMBER OF                                                       ORIGINAL
                                                   SECURITIES       MARKET           EXERCISE                        TERM
                                                   UNDERLYING      PRICE OF          PRICE AT                      REMAINING
                                                    OPTIONS        STOCK AT          TIME OF          NEW         AT DATE OF
                                                  REPRICED OR    REPRICING OR      REPRICING OR     EXERCISE     REPRICING OR
   NAME AND POSITION                    DATE        AMENDED        AMENDMENT        AMENDMENT        PRICE        AMENDMENT
------------------------------------------------------------------------------------------------------------------------------
Richard F.  Bader.....................  05/05/97     300,000        $8.50              $11.50         $8.50         9 years
  Chairman of the Board of Directors                                                                                71 days
  and Chief Executive Officer
Allan Zinberg........................   05/05/97     100,000        $8.50              $11.50         $8.50         9 years
  President and                                                                                                     71 days
  Chief Operating Officer
E. Payson Smith, Jr..................   05/05/97      35,000        $8.50              $11.50         $8.50         9 years
  Senior Vice President and                                                                                         71 days
  Chief Financial Officer
F. David Rollo, M.D..................   05/05/97      87,000        $8.50             $11.875         $8.50         9 years
  Senior Vice President and                                                                                         26 days
  Executive Medical Director

PENSION PLAN

        The Raytel Medical Corporation Pension Plan (the "Pension Plan") was adopted in March 1990. Pursuant to the Pension Plan, the Company makes annual contributions on behalf of each full-time employee. The Company's contribution is equal to 3% of the amount of such employee's salary and bonus for each calendar year, not exceeding $160,000, plus an additional 3% of the amount by which such salary and bonus (up to $160,000) exceeds the maximum amount of remuneration that is treated as "wages" for purpose of social security tax withholding (the "Social Security Wage Base"). The Social Security Wage Base was $65,400; $62,700; and $61,200 in calendar years 1997, 1996 and 1995, respectively. The aggregate amount contributed by the Company on an employee's behalf becomes 20% vested after three years of employment and thereafter vests in annual 20% increments such that the employee's benefits are fully vested after seven years. Alternatively, an employee's pension benefits become fully vested immediately in the event of (i) the employee's retirement at or after age 65, (ii) the employee's death or permanent disability, or (iii) termination of the Pension Plan or of the Company's contributions thereunder. Upon becoming eligible to receive distributions, an employee may elect to receive his or her benefits in various forms, including different types of annuities or a lump sum payment. Absent an election, benefits to an employee who is married are paid in the form of a "50% joint and survivor annuity," pursuant to which the employee is entitled to a monthly benefit until death, after which the employee's spouse, if he or she survives the employee, is entitled to continued 50% monthly benefits until his or her death.

        Assuming that (i) each of the Named Executive Officers retires at the end of the calendar year in which such person attains age 65, (ii) each individual's salary and bonus and the Social Security Wage Base increase by 5% annually, (iii) there is no change in the $160,000 limit on the amount of compensation on which the Company's contributions are based and (iv) funds invested through the Pension Plan appreciate at a 6% annual return, the retirement benefits that would be payable in a lump sum to each of the Named Executive Officers would be $166,000 in the case of Mr. Bader, $871,000 in the case of Mr. Zinberg, $318,000 in the case of Mr. Smith, $76,000 in the case of Dr. Rollo, and $594,000 in the case of

Mr. Sen. Assuming further that each such individual receives his or her benefits in the form of a 50% joint and survivor annuity, and based on the current age of each individual and that of each spouse, the monthly benefits payable to the foregoing individuals will be $1,250 in the case of Mr. Bader, $6,560 in the case of Mr. Zinberg, $2,390 in the case of Mr. Smith, $570 in the case of Dr. Rollo, and $4,470 in the case of Mr. Sen.

EMPLOYMENT AGREEMENTS

        Messrs. Bader, Zinberg and Smith have each entered into an employment agreement with the Company that entitles each to receive a base annual salary and such bonus as may be authorized from time to time by the Board of Directors. Each agreement originally had a term of two years, expiring in September 1997, and provides that at the end of each year, beginning in September 1996, the term is automatically extended for an additional year, unless either party elects not to renew the agreement. The agreements require each officer to devote his full time and attention to the affairs of the Company. If the Company terminates the employment of one of these officers other than for cause (or if the officer voluntarily terminates his employment following certain specified actions by the Company), the officer will be entitled to receive severance payments equal to his then current base salary for a period of 24 months following the date of termination. The current annual base salaries of Messrs. Bader, Zinberg and Smith are $281,973, $281,973 and $174,897, respectively.

        As a result of the CVI acquisition in August 1997, the Company, through a subsidiary of CVI, has become subject to an employment agreement with David E. Wertheimer that entitles him to receive a base salary and such bonus as may be authorized from time to time by the Board of Directors. The agreement has a term of ten years, expiring on December 31, 2006. The agreement requires that Dr. Wertheimer devote his full time and attention to the affairs of the Company, both in his capacity as a physician and as a member of executive management. The agreement may be terminated only for cause. In addition, the agreement provides that upon termination other than upon expiration of the regular term, the employee is prohibited from engaging in the practice of medicine within a ten-mile radius of his then current principal place of practice.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

        The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the healthcare industry, to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses salary, a management incentive plan, an executive deferred compensation plan and stock options to meet these goals.

COMPENSATION COMMITTEE

        The Compensation Committee is composed of three non-management members of the Board of Directors, Thomas J. Fogarty, M.D., Albert J. Henry and Gene I. Miller. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including cash compensation and grants of stock options. The Committee reviews compensation levels of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock option awards to the full Board of Directors.

FORMS OF COMPENSATION

        The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay, and participation in benefit plans generally available to other employees. In setting total compensation, the Committee considers individual and Company performance, as well as market information from published survey data provided to the Committee by the Company's human resources staff. The market data consist primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of the companies considered by the Committee to be peer companies in the Company's industry.

        Base Salary. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions among individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company.

        Generally, salary adjustments are made for each executive officer at the end of each fiscal year. The size of the annual salary adjustments for each executive officer is primarily based on the Committee's determination that the officer has met or exceeded his or her individual goals. These individual goals are determined in consultation with management, subject to review and approval by the Board of Directors, and generally relate to strategic goals within the responsibility of the executive officer. The Chief Executive Officer's goals also include the Company's financial performance, measured primarily by the achievement of predetermined revenue and expense objectives and maintenance of adequate cash reserves.

        Executive Bonuses. The Company seeks to provide additional incentives and rewards to executives who make valuable contributions to the Company. Accordingly, the Compensation Committee awards annual bonuses, which can comprise a substantial portion of the total compensation of each executive officer. At the beginning of each fiscal year, the Board establishes a suggested budget for bonuses that may be earned during such fiscal year by executive officers and other employees. Following the end of the fiscal year, the Compensation Committee determines the amount of the cash bonus to be awarded to each executive officer. Awards are based upon such factors as the Compensation Committee may consider relevant in any particular year, including the Company's attainment of certain goals for revenue growth and profitability, as well as the Compensation Committee's evaluation of each executive officer's individual contribution to the attainment of such goals.

        Long-term Incentives. Longer term incentives are provided through the 1990 Stock Option Plan, which rewards executives and other employees through the growth in value of the Company's stock. The committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders.

        Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officers' relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at the market price on the date of grant and will provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price.

        Other Benefit Plans. Executive officers may participate in several benefit plans, including the Company's Pension Plan, 401(k) Plan and Executive Deferred Compensation Plan, a nonqualified deferred compensation plan. The Company makes matching contributions to the 401(k) Plan equal to 25% of the amount contributed by each employee.

FISCAL 1997 COMPENSATION

        Bonuses paid after the end of fiscal 1997 were based upon the Company's successes in fiscal 1997 and each executive's contribution to these successes. These bonus awards recognized that fiscal 1997 was a year in which management strategically positioned the Company for future growth through the development and operation of heart centers and the completion of several key acquisitions while successfully operating its existing businesses. Concurrent with these developments, the Company posted new records for profitability, with pre-tax income before taxes and extraordinary item for fiscal 1997 of $13,132,000 (which does not include the $2,510,000 in income from the favorable administrative decision related to a dispute with a New York Medicare carrier) which was more than 33.6% higher than the Company's previous record of $9,828,000 earned in fiscal 1996.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        The compensation payable to Richard F. Bader, the Company's Chairman and Chief Executive Officer, is determined by the Compensation Committee based on the financial objectives set by the Compensation Committee for that fiscal year. The financial objectives include but are not limited to the increase from one fiscal year to the next in net revenues, net earnings and shareholder value as measured by the change in the quoted price of the Company's stock and based upon a survey of compensation paid to the chief executive officers of comparably sized companies in the same industry as the Company. During fiscal 1997, the Compensation Committee set certain mutually agreed upon financial objectives for Mr. Bader. The Company's overall performance was equal to 100% of the performance levels represented by the Compensation Committee's financial objectives in the aggregate. Based on these financial results, the Compensation Committee awarded Mr. Bader a bonus equal to approximately 65% of his 1997 base salary.

        For specific information regarding compensation earned in fiscal 1997 by certain executive officers, see "Executive Compensation - Summary Compensation Table."


                                       THE COMPENSATION COMMITTEE

                                       Thomas J. Fogarty, M.D.
                                       Albert J. Henry
                                       Gene I. Miller


             REPORT OF THE EMPLOYEE STOCK OPTION COMMITTEE AND THE
                 COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

        In May 1997, the Employee Stock Option Committee and the Executive Compensation Committee reviewed the options held by the Company's executive officers and employees and considered the fact that the decline in the price of the Common Stock of the Company resulted in a substantial number of stock options granted pursuant to the 1990 Stock Option Plan having exercise prices well above the recent trading prices for the Common Stock. The Committees were advised by management that management believed that the Company's total compensation package for employees, which included options with exercise prices well above the current trading price of the Company's shares, defeats the purpose of the options as an incentive to improve revenues, earnings and shareholder value. The Committees also considered that the recent decline in the Company's share price would result in inequities between employees holding higher-priced options and recent hires who had been granted options with exercise prices set at the lower current trading price of the Company's shares.

        Accordingly, in May 1997, the Committees approved an offer to those employees of the Company with options with an exercise price above $11.00 per share, including executive officers (whom the Compensation Committee considered separately), to exchange outstanding options with exercise prices above the then-current trading price for options with an exercise price equal to the then-current trading price, subject to the condition that any participating employee agree to cancel any stock option held by him or her, and with the vesting of each new option to commence on June 30, 1997. All exchange options will terminate no later than 10 years from the date when the exchange was approved by the two Committees. The offer to exchange options was effective May 5, 1997. In response to the offer, options for 530,900 shares, with exercise prices ranging from $11.50 to $13.50, were exchanged for options for an equal number of shares at an exercise price of $8.50, the closing price of the Company's stock on May 5, 1997, the date of the approval of the repricing by both Committees.

THE EMPLOYEE STOCK OPTION COMMITTEE          THE COMPENSATION COMMITTEE

Richard F. Bader                             Thomas J. Fogarty, M.D.
Allan Zinberg                                Albert J. Henry
                                             Gene I. Miller

                                PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total return at September 30, 1997 (assuming reinvestment of dividends) on $100 invested, alternatively in the Company's Common Stock, the Nasdaq Stock Market - US Index, and the Nasdaq Health Services Index on December 1, 1995, the date of the Company's initial public offering.












                                             Cumulative Total Return
                  --------------------------------------------------------------------------------
                  12/01/95 12/31/95 03/31/96 06/30/96 09/30/96 12/31/96 03/31/97 06/30/97 09/30/97
                  -------- -------- -------- -------- -------- -------- -------- -------- --------
Raytel Medical      $100     $106     $125     $159     $169     $138     $131     $144    $181
Corporation

Nasdaq Stock        $100     $100     $105     $113     $117     $123     $116     $137    $161
Market (US)

Nasdaq Health
Services Index      $100     $104     $109     $118     $118     $104      $97     $109    $118

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on its review of the copies of such reports received by it, or written representations from reporting persons that all required reports were filed, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners during fiscal 1997 were complied with.

                              CERTAIN TRANSACTIONS

        In July 1996, the Company made a short-term loan of $400,000 to F. David Rollo, M.D., Senior Vice President and Executive Medical Director and a director of the Company, bearing interest at the rate of 9.25% per annum, for the purpose of assisting Dr. Rollo in the purchase of his principal residence upon his relocation to California. The loan is secured by a second deed of trust on the new principal residence. The note evidencing Dr. Rollo's loan requires that interest be paid monthly on the outstanding principal balance. The outstanding principal and any accrued but unpaid interest was originally due on May 1, 1997, and was extended to May 1, 1998, provided that a portion thereof was due earlier upon the sale of three separate parcels of residential property held by Dr. Rollo. One of these properties was sold in August 1996, and a payment of $150,000 was made, reducing the outstanding principal balance to $250,000. The remaining principal balance of the note and all accrued and unpaid interest was paid on November 26, 1997.

        In August 1997, with the acquisition of CVI, the Company, through a subsidiary of CVI, became a party to a real estate lease agreement with 1700 S.E. Hillmoor Drive, Inc., a Florida corporation in which David E. Wertheimer, Senior Vice President-Heart Center Development and a director of the Company, is a minority shareholder. The lease is for an office condominium consisting of approximately 22,500 square feet in a medical office building. The lease commenced January 1, 1997 and is for a ten-year term, with a single option to renew for an additional ten-year term on the same terms and conditions. Pursuant to the terms of the lease, the Company through its subsidiary is obligated to pay $349,411.68 per year in rent, payable in equal monthly installments on the first day of each month. The rent is adjustable beginning in 2002 based on the change, if any, in the interest rate on the loan secured by the real property. The tenant is also responsible for all real estate taxes on the tenant improvements and personal property located on the premises, as well as all operating costs, such as utilities, heating, ventilation and air conditioning and all condominium association fees.

        For a description of the compensation of officers and directors of the Company, employment agreements between certain officers and the Company and the eligibility of the Company's officers and directors to participate in the Company's employee benefit plans, see "Proposal No. 1 C Election of Directors C Director Compensation" and "Executive Compensation C Employment Agreements".


                                 PROPOSAL NO. 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year ending September 30, 1998. The selection of the independent auditors is being submitted to the stockholders for ratification at the Annual Meeting. In the event that ratification by the stockholders of the selection of Arthur Andersen LLP as the Company's independent auditors is not obtained, the Board of Directors will reconsider such selection. Arthur Andersen LLP has audited the Company's financial statements since 1993.

        The ratification of the selection of Arthur Andersen LLP will require the affirmative vote of not less than a majority of the shares of the Company's Common Stock represented and voting at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                                 OTHER BUSINESS

        The Company currently knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.





                                       THE BOARD OF DIRECTORS






Dated:  January 27, 1998

                                  DETACH HERE


                           RAYTEL MEDICAL CORPORATION

                    Proxy for Annual Meeting of Stockholders
                      Solicited by the Board of Directors

     The undersigned, revoking all prior proxies, hereby appoints Richard F. Bader and E. Payson Smith, Jr., or either of them, with full power of substitution, as proxies to represent and vote as designated in this proxy any and all of the shares of stock of Raytel Medical Corporation, held or owned by or standing in the name of the undersigned on the Company's books on January 14, 1998 at the Annual Meeting of Stockholders of the Company to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California at 11:00 a.m. on March 5, 1998, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

     THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTE OR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSALS LISTED IN PARAGRAPHS 1 AND 2 ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

     The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters, which may properly come before the meeting or any continuation or adjournment thereof.

     The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and
(c) Annual Report to Stockholders for the fiscal year ended September 30, 1997.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                  DETACH HERE


[X] Please mark Votes as in this example.

     The undersigned hereby votes all the shares of the stock of Raytel Medical Corporation which the undersigned is entitled to vote as hereinafter specified upon the proposals listed below:

1. Election of three (3) directors to Class III of the Board of Directors.

   Nominees: Albert J. Henry, Gene I. Miller and
             David E. Wertheimer, M.D.

                        FOR     WITHHOLD
                        ---     --------

                        [ ]       [ ]


             [ ] --------------------------------------
                 For all nominees except as noted above.


2. To ratify the appointment of Arthur Andersen LLP      FOR   AGAINST   ABSTAIN
   as independent auditors of the Company for the        [ ]     [ ]       [ ]
   fiscal year ending September 30, 1998.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                              Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or, in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this ballot. If shares of stock are held of record by a corporation, this ballot, should be executed by the President or Vice President, and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this ballot for a deceased stockholder should give their full title.



Signature:                                              Date:
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Signature:                                              Date:
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